EXHIBIT 7.1

7.1. CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES FOR THE FISCAL YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

Portuguese GAAP - Excluding Interest on Deposits

                                                                                    On December 31,
                                                                    --------------------------------------------
                                                                        2001             2000            1999
                                                                    ----------        ----------        --------
                                                                              (in thousands of euros)
Net income                                                             571,672           505,498         430,387
Minority interests                                                      90,265           173,046         113,868
Income taxes                                                            84,455           129,698          53,941
Extraordinary items (net)                                              (58,572)         (188,441)       (431,161)
Losses on equity investments                                            (1,393)           (4,744)         (4,090)
                                                                    ----------        ----------        --------

Pre-tax income before minority interests, extraordinary items and

     equity earnings of associates                                     689,213           624,545         171,125
                                                                    ----------        ----------        --------

Fixed Charges excluding deposit interest                               592,129           433,735         112,020
Rental expense                                                          93,421            83,279          47,291
Amortization of debt expense                                                --                --              --
Interest capitalized                                                        --                --              --
Preferred stock dividends                                               79,502            90,203          56,220
                                                                    ----------        ----------        --------

Total Fixed Charges                                                    765,052           607,217         215,531
                                                                    ----------        ----------        --------

Earnings before fixed charges (excluding preferred shares)           1,374,763         1,141,559         330,436
                                                                    ==========        ==========        ========

Ratio of Earnings to Fixed Charges                                         1.8               1.9             1.5

Portuguese GAAP - Including Interest on Deposits

                                                                                     On December 31,
                                                                    ----------------------------------------------
                                                                        2001             2000              1999
                                                                    ----------        ----------        ----------
                                                                                 (in thousands of euros)

Net income                                                             571,672           505,498           430,387
Minority interests                                                      90,265           173,046           113,868
Income taxes                                                            84,455           129,698            53,941
Extraordinary items (net)                                              (58,572)         (188,441)         (431,161)
Losses on equity investments                                            (1,393)           (4,744)           (4,090)
                                                                    ----------        ----------        ----------

Pre-tax income before minority interests, extraordinary items and

     equity earnings of associates                                     689,213           624,545           171,125
                                                                    ----------        ----------        ----------

Fixed Charges including deposit interest                             2,044,666         1,792,226           783,736
Rental expense                                                          93,421            83,279            47,291
Amortization of debt expense                                                --                --                --
Interest capitalized                                                        --                --                --
Preferred stock dividends                                               79,502            90,203            56,220
                                                                    ----------        ----------        ----------

Total Fixed Charges                                                  2,217,589         1,965,708           887,247
                                                                    ----------        ----------        ----------

Earnings before fixed charges (excluding preferred shares)           2,827,300         2,500,050         1,002,152
                                                                    ==========        ==========        ==========

Ratio of Earnings to Fixed Charges                                         1.3               1.3               1.1

U.S. GAAP - Excluding Interest on Deposits

                                                                                   On December 31,
                                                                    ------------------------------------------
                                                                        2001            2000           1999
                                                                    ----------        --------        --------
                                                                               (in thousands of euros)
Net income                                                          (1,403,789)       (381,057)        341,677
Minority interests                                                      89,049         173,252         110,324
Income taxes                                                          (238,759)         83,279          68,704
Extraordinary items (net)                                              (58,572)       (188,441)       (431,161)
Losses on equity investments                                            (1,393)         (4,744)         (4,090)
                                                                    ----------        --------        --------

Pre-tax income before minority interests, extraordinary items and

     equity earnings of associates                                  (1,610,678)       (308,223)         93,634
                                                                    ----------        --------        --------

Fixed Charges excluding deposit interest                               592,129         433,735         112,020
Rental expense                                                          93,421          83,279          47,291
Amortization of debt expense                                                --              --              --
Interest capitalized                                                        --              --              --
Preferred stock dividends                                               79,502          90,203          56,220
                                                                    ----------        --------        --------

Total Fixed Charges                                                    765,052         607,217         215,531
                                                                    ----------        --------        --------

Earnings before fixed charges (excluding preferred shares)            (925,128)        208,791         252,945
                                                                    ==========        ========        ========

Ratio of Earnings to Fixed Charges                                        (1.2)            0.3             1.2

U.S. GAAP - Including Interest on Deposits

                                                                                  On December 31,
                                                                    --------------------------------------------
                                                                       2001              2000              1999
                                                                    ----------        ----------        --------
                                                                             (in thousands of euros)
Net income                                                          (1,403,789)         (381,057)        341,677
Minority interests                                                      89,049           173,252         110,324
Income taxes                                                          (238,759)           83,279          68,704
Extraordinary items (net)                                              (58,572)         (188,441)       (431,161)
Losses on equity investments                                            (1,393)           (4,744)         (4,090)
                                                                    ----------        ----------        --------

Pre-tax income before minority interests, extraordinary items and

     equity earnings of associates                                  (1,610,678)         (308,223)         93,634
                                                                    ----------        ----------        --------

Fixed Charges including deposit interest                             2,044,666         1,792,226         783,736
Rental expense                                                          93,421            83,279          47,291
Amortization of debt expense                                                --                --              --
Interest capitalized                                                        --                --              --
Preferred stock dividends                                               79,502            90,203          56,220
                                                                    ----------        ----------        --------

Total Fixed Charges                                                  2,217,589         1,965,708         887,247
                                                                    ----------        ----------        --------

Earnings before fixed charges (excluding preferred shares)             527,409         1,567,282         924,661
                                                                    ==========        ==========        ========

Ratio of Earnings to Fixed Charges                                         0.2               0.8             1.0